Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share Company Highlights: • Diversified, annuity-based operating platform with a multifamily focus that generates strong distributable earnings and dividends in all cycles • GAAP net income of $0.41 per diluted common share • Distributable earnings1 of $0.57 per diluted common share, well in excess of our current dividend, representing a 75% payout ratio • Raised cash dividend on common stock to $0.43 per share; a $0.01 per share, or 2% increase, representing an annualized dividend of $1.72 per share • Strong liquidity position with ~$1 billion in cash and liquidity and ~$265 million of restricted cash in replenishable CLO vehicles with a weighted average cost of 1.67% over benchmark rates2 • Agency loan originations of $1.42 billion and a servicing portfolio of ~$29.45 billion, up 2% • Structured loan originations of $209.0 million and a portfolio of ~$13.49 billion Uniondale, NY, July 28, 2023 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2023. Arbor reported net income for the quarter of $76.2 million, or $0.41 per diluted common share, compared to net income of $69.9 million, or $0.41 per diluted common share for the quarter ended June 30, 2022. Distributable earnings for the quarter was $114.0 million, or $0.57 per diluted common share, compared to $93.7 million, or $0.52 per diluted common share for the quarter ended June 30, 2022.

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share July 28, 2023 Page 2 Agency Business Loan Origination Platform June 30, 2023 March 31, 2023 Fannie Mae 1,079,910$ 795,021$ Freddie Mac 217,884 101,332 FHA 62,552 148,940 Private Label 50,256 41,107 SFR-Fixed Rate 11,837 5,461 Total Originations 1,422,439$ 1,091,861$ Total Loan Sales 1,410,724$ 932,699$ Total Loan Commitments 1,133,312$ 1,500,110$ Quarter Ended Agency Loan Volume (in thousands) For the quarter ended June 30, 2023, the Agency Business generated revenues of $76.7 million, compared to $80.4 million for the first quarter of 2023. Gain on sales, including fee-based services, net on the GSE/Agency business (excluding private label and SFR) was $22.2 million for the quarter, reflecting a margin of 1.67%, compared to $13.1 million and 1.72% for the first quarter of 2023. Income from mortgage servicing rights was $16.2 million for the quarter, reflecting a rate of 1.43% as a percentage of loan commitments, compared to $18.5 million and 1.23% for the first quarter of 2023. At June 30, 2023, loans held-for-sale was $485.1 million, with financing associated with these loans totaling $463.3 million. Fee-Based Servicing Portfolio The Company’s fee-based servicing portfolio totaled $29.45 billion at June 30, 2023. Servicing revenue, net was $32.3 million for the quarter and consisted of servicing revenue of $48.0 million, net of amortization of mortgage servicing rights totaling $15.6 million.

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share

July 28, 2023 Page 3

Fee-Based Servicing Portfolio ($ in thousands)						
	June 30, 2023			March 31, 2023		
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)
Fannie Mae	$ 20,002,570	0.489%	7.7	$ 19,508,256	0.495%	8.0
Freddie Mac	5,245,325	0.248%	8.8	5,180,607	0.247%	9.1
Private Label	2,305,000	0.193%	7.5	2,233,500	0.196%	7.7
FHA	1,303,812	0.145%	20.0	1,242,669	0.147%	19.8
Bridge	299,578	0.111%	3.5	467,881	0.116%	2.9
SFR-Fixed Rate	290,266	0.200%	5.9	279,712	0.200%	5.9
Total	$ 29,446,551	0.401%	8.4	$ 28,912,625	0.403%	8.6

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan ("loss-sharing obligations") and includes $34.5 million for the fair value of the guarantee obligation undertaken at June 30, 2023. The Company recorded a $7.6 million provision for loss sharing associated with CECL for the second quarter of 2023. At June 30, 2023, the Company's total CECL allowance for loss-sharing obligations was $32.2 million, representing 0.16% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

Structured Portfolio Activity ($ in thousands)				
	Quarter Ended			
	June 30, 2023		March 31, 2023	
	UPB	%	UPB	%
Bridge:				
Multifamily	$ 98,530	47%	$ 186,100	70%
SFR	108,964	52%	76,089	28%
	207,494	99%	262,189	98%
Mezzanine/Preferred Equity	1,500	1%	5,845	2%
Total Originations	$ 208,994	100%	$ 268,034	100%
Number of Loans Originated	26		24	
SFR Commitments	$ 200,182		$ 54,350	
Runoff	$ 685,220		$ 1,186,649

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share July 28, 2023 Page 4 UPB % UPB % Bridge: Multifamily 11,887,768$ 88% 12,034,638$ 88% SFR 1,023,959 8% 982,026 7% Other 256,575 2% 282,275 2% 13,168,302 98% 13,298,939 97% Mezzanine/Preferred Equity 312,812 2% 311,819 2% SFR Permanent 10,493 < 1% 32,966 < 1% Total Portfolio 13,491,607$ 100% 13,643,724$ 100% Structured Portfolio ($ in thousands) June 30, 2023 March 31, 2023 At June 30, 2023, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $13.49 billion, with a weighted average current interest pay rate of 8.76%, compared to $13.64 billion and 8.60% at March 31, 2023. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 9.07% at June 30, 2023, compared to 8.83% at March 31, 2023. The average balance of the Company’s loan and investment portfolio during the second quarter of 2023, excluding loan loss reserves, was $13.66 billion with a weighted average yield of 9.19%, compared to $14.15 billion and 8.94% for the first quarter of 2023. The increase in average yield was primarily due to increases in the benchmark index rates in the second quarter of 2023. During the second quarter of 2023, the Company recorded a $16.0 million provision for loan losses associated with CECL. At June 30, 2023, the Company’s total allowance for loan losses was $169.1 million. The Company had seven non-performing loans with a carrying value of $122.4 million, before loan loss reserves of $10.1 million, compared to four loans with a carrying value of $7.7 million, before loan loss reserves of $5.1 million at March 31, 2023. Financing Activity The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2023 was $12.11 billion with a weighted average interest rate including fees of 7.25% as compared to $12.65 billion and a rate of 6.97% at March 31, 2023. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2023 was $12.46 billion, as compared to $13.02 billion for the first quarter of 2023. The average cost of borrowings for the second quarter of 2023 was 7.11%, compared to 6.69% for the first quarter of 2023. The increase in average cost was primarily due to increases in the benchmark index rates in the second quarter of 2023.

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share July 28, 2023 Page 5 Dividend The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended June 30, 2023. The dividend is payable on August 31, 2023 to common stockholders of record on August 15, 2023. The ex-dividend date is August 14, 2023. Earnings Conference Call The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 225-9448 for domestic callers and (203) 518-9708 for international callers. Please use participant passcode ABRQ223 when prompted by the operator. A telephonic replay of the call will be available until August 4, 2023. The replay dial-in numbers are (800) 934-4548 for domestic callers and (402) 220-1175 for international callers. About Arbor Realty Trust, Inc. Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan. Safe Harbor Statement Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share July 28, 2023 Page 6 ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based. Notes 1. During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release. 2. Amounts reflect approximate balances as of July 25, 2023. Contact: pel Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
Interest income	$ 335,737	$ 201,328	$ 663,685	$ 368,026
Interest expense	227,195	107,067	446,569	189,627
Net interest income	108,542	94,261	217,116	178,399
Other revenue:				
Gain on sales, including fee-based services, net	22,587	16,510	37,176	18,166
Mortgage servicing rights	16,201	17,567	34,659	32,879
Servicing revenue, net	32,347	20,714	61,913	41,769
Property operating income	1,430	290	2,811	586
Gain (loss) on derivative instruments, net	(7,384)	8,606	(3,161)	25,992
Other income (loss), net	45	(13,249)	4,923	(10,048)
Total other revenue	65,226	50,438	138,321	109,344
Other expenses:				
Employee compensation and benefits	41,310	38,900	83,708	80,925
Selling and administrative	12,584	13,188	26,207	27,735
Property operating expenses	1,365	542	2,747	1,077
Depreciation and amortization	2,387	2,031	5,011	4,014
Provision for loss sharing (net of recoveries)	7,672	(1,949)	10,848	(2,611)
Provision for credit losses (net of recoveries)	13,878	5,067	36,395	7,426
Total other expenses	79,196	57,779	164,916	118,566
Income before extinguishment of debt, income from equity affiliates, and income taxes	94,572	86,920	190,521	169,177
Loss on extinguishment of debt	(1,247)	-	(1,247)	(1,350)
Income from equity affiliates	5,560	6,547	19,886	13,759
Provision for income taxes	(5,553)	(5,352)	(13,582)	(13,540)
Net income	93,332	88,115	195,578	168,046
Preferred stock dividends	10,342	11,214	20,684	20,270
Net income attributable to noncontrolling interest	6,826	6,992	14,411	13,808
Net income attributable to common stockholders	$ 76,164	$ 69,909	$ 160,483	$ 133,968
Basic earnings per common share	$ 0.42	$ 0.43	$ 0.88	$ 0.85
Diluted earnings per common share	$ 0.41	$ 0.41	$ 0.87	$ 0.82
Weighted average shares outstanding:				
Basic	181,815,469	163,044,217	181,468,002	158,258,813
Diluted	216,061,876	195,013,810	215,489,604	190,357,030
Dividends declared per common share	$ 0.42	$ 0.38	$ 0.82	$ 0.75

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share July 28, 2023 Page 8 June 30, December 31, 2023 2022 (Unaudited) Assets: Cash and cash equivalents 846,362$ 534,357$ Restricted cash 396,866 713,808 Loans and investments, net (allowance credit losses of $169,054 and $132,559) 13,271,359 14,254,674 Loans held-for-sale, net 485,126 354,070 Capitalized mortgage servicing rights, net 394,410 401,471 Securities held-to-maturity, net (allowance credit losses of $4,534 and $3,153) 155,210 156,547 Investments in equity affiliates 72,806 79,130 Due from related party 73,263 77,419 Goodwill and other intangible assets 93,723 96,069 Other assets 368,502 371,440 Total assets 16,157,627$ 17,038,985$ Liabilities and Equity: Credit and repurchase facilities 3,579,080$ 3,841,814$ Securitized debt 7,168,104 7,849,270 Senior unsecured notes 1,331,875 1,385,994 Convertible senior unsecured notes 281,737 280,356 Junior subordinated notes to subsidiary trust issuing preferred securities 143,506 143,128 Due to related party 3,556 12,350 Due to borrowers 102,495 61,237 Allowance for loss-sharing obligations 66,681 57,168 Other liabilities 320,952 335,789 Total liabilities 12,997,986 13,967,106 Equity: Arbor Realty Trust, Inc. stockholders' equity: Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period: 633,684 633,684 Special voting preferred shares - 16,293,589 shares 6.375% Series D - 9,200,000 shares 6.25% Series E - 5,750,000 shares 6.25% Series F - 11,342,000 shares Common stock, $0.01 par value: 500,000,000 shares authorized - 183,067,388 and 178,230,522 shares issued and outstanding 1,831 1,782 Additional paid-in capital 2,280,632 2,204,481 Retained earnings 107,561 97,049 Total Arbor Realty Trust, Inc. stockholders’ equity 3,023,708 2,936,996 Noncontrolling interest 135,933 134,883 Total equity 3,159,641 3,071,879 Total liabilities and equity 16,157,627$ 17,038,985$ ARBOR REALTY TRUST, INC. AND SUBSIDIARIES Consolidated Balance Sheets ($ in thousands—except share and per share data)

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share

July 28, 2023 Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended June 30, 2023			
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$ 322,105	$ 13,632	$ -	$ 335,737
Interest expense	220,966	6,229	-	227,195
Net interest income	101,139	7,403	-	108,542
Other revenue:				
Gain on sales, including fee-based services, net	-	22,587	-	22,587
Mortgage servicing rights	-	16,201	-	16,201
Servicing revenue	-	47,952	-	47,952
Amortization of MSRs	-	(15,605)	-	(15,605)
Property operating income	1,430	-	-	1,430
Loss on derivative instruments, net	-	(7,384)	-	(7,384)
Other income (loss), net	760	(715)	-	45
Total other revenue	2,190	63,036	-	65,226
Other expenses:				
Employee compensation and benefits	13,438	27,872	-	41,310
Selling and administrative	5,833	6,751	-	12,584
Property operating expenses	1,365	-	-	1,365
Depreciation and amortization	1,214	1,173	-	2,387
Provision for loss sharing (net of recoveries)	-	7,672	-	7,672
Provision for credit losses (net of recoveries)	14,369	(491)	-	13,878
Total other expenses	36,219	42,977	-	79,196
Income before extinguishment of debt, income from equity affiliates, and income taxes	67,110	27,462	-	94,572
Loss on extinguishment of debt	(1,247)	-	-	(1,247)
Income from equity affiliates	5,560	-	-	5,560
Provision for income taxes	(1,200)	(4,353)	-	(5,553)
Net income	70,223	23,109	-	93,332
Preferred stock dividends	10,342	-	-	10,342
Net income attributable to noncontrolling interest	-	-	6,826	6,826
Net income attributable to common stockholders	$ 59,881	$ 23,109	$ (6,826)	$ 76,164

(1) Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share July 28, 2023 Page 10 Structured Business Agency Business Consolidated Assets: Cash and cash equivalents 468,515$ 377,847$ 846,362$ Restricted cash 391,872 4,994 396,866 Loans and investments, net 13,271,359 - 13,271,359 Loans held-for-sale, net - 485,126 485,126 Capitalized mortgage servicing rights, net - 394,410 394,410 Securities held-to-maturity, net - 155,210 155,210 Investments in equity affiliates 72,806 - 72,806 Goodwill and other intangible assets 12,500 81,223 93,723 Other assets 358,528 83,237 441,765 Total assets 14,575,580$ 1,582,047$ 16,157,627$ Liabilities: Debt obligations 12,041,014$ 463,288$ 12,504,302$ Allowance for loss-sharing obligations - 66,681 66,681 Other liabilities 309,875 117,128 427,003 Total liabilities 12,350,889$ 647,097$ 12,997,986$ June 30, 2023 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES Balance Sheet Segment Information - (Unaudited) (in thousands)

Arbor Realty Trust Reports Second Quarter 2023 Results and Increases Quarterly Dividend to $0.43 per Share

July 28, 2023 Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
Net income attributable to common stockholders	$ 76,164	$ 69,909	$ 160,483	$ 133,968
Adjustments:				
Net income attributable to noncontrolling interest	6,826	6,992	14,411	13,808
Income from mortgage servicing rights	(16,201)	(17,567)	(34,659)	(32,879)
Deferred tax benefit	(7,360)	(706)	(4,197)	(2,426)
Amortization and write-offs of MSRs	21,204	27,625	39,927	55,295
Depreciation and amortization	4,058	2,617	8,353	5,186
Loss on extinguishment of debt	1,247	-	1,247	1,350
Provision for credit losses, net	16,810	5,849	40,515	7,546
(Gain) loss on derivative instruments, net	8,085	(4,155)	1,034	(4,453)
Stock-based compensation	3,193	3,149	9,094	9,241
Distributable earnings (1)	$ 114,026	$ 93,713	$ 236,208	$ 186,636
Diluted distributable earnings per share (1)	$ 0.57	$ 0.52	$ 1.19	$ 1.06
Diluted weighted average shares outstanding (1) (2)	198,791,261	179,873,329	198,239,006	175,252,399

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

(2) The diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. For the quarters ended June 30, 2023 and June 30, 2022, the diluted weighted average shares outstanding excluded 17,270,615 and 15,140,481 of these potentially issuable shares, respectively. For the six months ended June 30, 2023 and June 30, 2022, the diluted weighted average shares outstanding excluded 17,250,598 and 15,104,631 of these potentially issuable shares, respectively.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings (net of any tax impact), deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.